UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 14, 2008 (April 10, 2008)
Commercial Metals Company
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd.
Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On April 10, 2008, Commercial Metals Company (the “Company”) entered into an Amendment (the “Amendment”) to the Amended and Restated Receivables Purchase Agreement, dated April 22, 2004 (the “RPA”), among CMC Receivables Inc., the Company, Liberty Street Funding LLC (formerly known as Liberty Street Funding Corp.), The Bank of Nova Scotia and Mellon Bank, N.A..
     The Amendment amended Section 1.01 of the RPA, a copy of which was filed as Exhibit 10(i)f to the Company’s Form 10-Q for the quarter ending May 31, 2004, to (i) change the definition of “Commitment Termination Date” from April 10, 2008 to April 30, 2008, and (ii) change the definition of “Expiration Date” from April 10, 2008 to April 30, 2008.
     The Amendment is attached as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

The following exhibit is furnished with this Form 8-K.

10.1
Amendment to the Amended and Restated Receivables Purchase Agreement, dated April 22, 2004 (the “RPA”), among CMC Receivables Inc., the Company, Liberty Street Funding LLC (formerly known as Liberty Street Funding Corp.), The Bank of Nova Scotia and Mellon Bank, N.A.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: April 14, 2008	By:	/s/ Murray R. McClean
		Name:	Murray R. McClean
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1
Amendment to the Amended and Restated Receivables Purchase Agreement, dated April 22, 2004 (the “RPA”), among CMC Receivables Inc., the Company, Liberty Street Funding LLC (formerly known as Liberty Street Funding Corp.), The Bank of Nova Scotia and Mellon Bank, N.A.